UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GOLDMAN SACHS TRUST

(Name of Registrant as Specified In Its Charter)

(none)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Announcement:

The Goldman Sachs Rising Dividend Growth Fund (“Fund”) will be holding a Special Meeting on September 9, 2014, requesting shareholders to consider and vote upon a proposal to approve a new sub-advisory agreement. Shareholders are not required to attend the Special Meeting and it is expected that most shareholders will vote their shares by proxy.

How will this impact clients?

Between the record date and Special Meeting date, shareholders may receive various communications, including mail, email and phone, from Goldman Sachs and/or their financial intermediary to solicit their vote on the Proposal.

There are no changes to investors or the portfolio management services provided by DAC, which serves as the sub-adviser to the Fund, anticipated as a result of the Proposal. See the ‘Proposal’ section below for more detailed information.

Timeline:

Date	Action
6/30	Proxy record date (Date determining shareholders eligible to vote)
7/15-7/22	Proxy mailing dates
9/9	Special meeting date

The Proposal:

Please see below for a breakdown of the Proposal.

Proposal 1:	To approve a new sub-advisory agreement for the Fund between Goldman Sachs Asset Management, L.P. (“GSAM”) and Dividend Assets Capital, LLC (“DAC”).

To be voted upon by all shareholders of the Fund.

Other Important Information about the Proposal:
	➢	DAC currently serves as the sub-adviser to the Fund and provides the day-to-day advice regarding the Fund’s portfolio and will continue in this capacity.
	➢	DAC makes and will continue to make the investment decisions for the Fund and place purchase and sale orders for the Fund’s portfolio transactions in the U.S. and foreign markets.
	➢	Currently, DAC is owned by a small group of individuals comprised of the senior management of DAC.
	➢	Upon shareholder approval of the Proposal, the existing owners of DAC intend to transfer ownership of the company to an employee stock ownership program (“ESOP”).
	➢	DAC’s management has decided to implement the ESOP as a means to transition ownership of the company to a broader base of DAC employees and DAC has advised the Fund and GSAM that it believes the ESOP will serve as the most effective and efficient strategy to achieve its succession planning objectives.

NOT FOR USE AND/OR DISTRIBUTION TO THE GENERAL PUBLIC.

➢	To effectuate this ownership transition, DAC has formed a limited liability company that will serve as a holding company of DAC’s membership interest. The holding company will own 100% of DAC’s membership interest and will sell its stock to the ESOP. Over time, the ESOP will allocate the shares of DAC to the employees of DAC.
➢	The Fund is subject to the Investment Company Act of 1940 which provides that any changes in control or ownership of the sub-advisory firm will automatically terminate the agreement between GSAM and said sub-advisory firm. The ESOP transaction could be deemed to be such a change of control that would automatically terminate the current sub-advisory agreement.

Frequently Asked Questions from Intermediaries:

Q:	How will this impact my clients?
A:	Between the record date and Special Meeting date, shareholders may receive various communications, including mail, email and phone calls, from Goldman Sachs or its proxy solicitor, AST Fund Solutions, Inc., encouraging them to vote on the Proposal.

There are no anticipated changes to the portfolio management services of the Fund that are provided by DAC as a result of the Proposal.

Q:	What types of communications will my clients receive?
A:	The types of communications they will receive depends on a number of factors, including where their accounts are held, and whether they have given permission to release their name and address for purposes of receiving proxy mailings and other shareholder communications. At a minimum, shareholders will receive a mailing with instructions on how to vote for the Proposal. To the extent that a shareholder owns a significant position in the Fund, they may receive additional communications including a phone call and/or reminders, as their vote will be more critical to obtaining the necessary vote percentage for passage of the Proposal.

Frequently Asked Questions from Shareholders:

Q:	What is the purpose of this proxy solicitation and why am I being asked to vote on it?
A:	The purpose of this proxy solicitation is to ask shareholders of the Fund to approve a new sub-advisory agreement for the Fund between GSAM and DAC in order to ensure the existing sub-advisory services continue after the ESOP transaction.

Q:	What is the Board’s recommendation?
A:	The Board recommends that all Shareholders vote “FOR” the Proposal.

Q:	Will the proposed sub-advisory agreement change how the Fund is managed at DAC?
A:	No, it is not anticipated that the proposed sub-advisory agreement will result in any changes to the portfolio management services of the Fund that are provided by DAC.

Q:	Who is paying for the proxy statement and solicitation?
A:	DAC will pay the expenses associated with the proxy statement mailing and solicitation, except for legal costs, which will be paid by GSAM.

Q:	What happens if Shareholders do not approve the proposed sub-advisory agreement?
A:	If shareholders of the Fund do not approve the proposed sub-advisory agreement, the ESOP transaction would not occur and DAC would continue to serve as sub-adviser to the Fund under the current sub-advisory agreement. In light of the current ownership structure of DAC, it is possible that a similar proxy proposal could be put to shareholders again in the future if shareholders do not approve the proposed sub-advisory agreement.

NOT FOR USE AND/OR DISTRIBUTION TO THE GENERAL PUBLIC.	Goldman Sachs Asset Management | 2

Q.	Will my vote make a difference?
A.	Yes! Your vote is needed to ensure that the Proposal can be acted upon. We encourage all shareholders to participate in the governance of their Fund. Additionally, your immediate response on your proxy card, on the Internet or over the phone, each as discussed immediately below, will help save the costs of any further solicitations. Your vote is important!

Q:	How can I vote?
A:	Shareholders can vote in any one of four ways:

• By mailing the proxy card enclosed with the proxy statement after signing and dating;

• Over the Internet by going to the website indicated on your proxy card or www.proxyvote.com;

• By telephone, with a toll free call to the phone number listed on your proxy card or 1-800-454-8683; or

• In person at the Special Meeting.

We encourage you to vote over the Internet by going to the website provided on your proxy card or by telephone by calling the toll-free number on your proxy card. In each case, you will need to use the voting control number that appears on your proxy card. However, whichever method you choose, please take the time to read the proxy statement before you vote.

Q:	I plan to vote by mail. How should I sign my proxy card?
A:	Please see the instructions at the end of the Notice of Special Meeting.

Q:	I plan to vote over the Internet. How does Internet voting work?
A:	To vote over the Internet, please log on to the website indicated on your proxy card and follow the instructions provided on the voting website (www.proxyvote.com).

Q:	I plan to vote by telephone. How does telephone voting work?
A:	To vote by telephone, please call toll free the number on your proxy card from within the United States and follow the instructions provided during your call (1-800-454-8683).

Q:	Whom should I call with questions?
A:	If you have any additional questions about the proxy statement or the upcoming Special Meeting, please contact Goldman Sachs Trust (the “Trust”) at 1-800-621-2550.

Q:	What is the relationship between the proxy solicitor, AST Fund Solutions, and the Fund?
A:	GSAM has retained, AST Fund Solutions, an outside firm that specializes in proxy solicitation to assist with the proxy solicitation process, including the mailing of the proxy statement, the collection of the proxies, and any necessary follow up. AST Fund Solutions may contact shareholders on behalf of the Trust, but is not permitted to use personal information about shareholders for other purposes.

The Goldman Sachs Rising Dividend Growth Fund invests primarily in equity investments of dividend paying U.S. and foreign companies with market capitalizations of at least $500 million. The equity investments in which the Fund invests may include common and preferred stocks as well as master limited partnerships (“MLPs”) and real estate investment trusts (“REITs”). The Fund’s equity investments are subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Different investment styles tend to shift in and out of favor, and the Fund’s emphasis on companies with rising dividend payments could cause the Fund to underperform other funds that invest in similar asset classes but employ different investment styles. Investments in MLPs are subject to certain risks, including risks related to limited control and limited rights to vote, potential conflicts of interest, cash flow risks, dilution risks, limited liquidity and risks related to the general partner’s right to force sales at undesirable times or prices. MLPs are also subject to risks relating to their complex tax structure, including the risk that a distribution received by the Fund from an MLP is treated as a return of capital, which may increase the Fund’s tax liability and require the Fund to restate the character of its distributions and amend shareholder tax reporting previously issued, and the risk that an MLP could lose its tax status as a partnership, resulting in a reduction in the value of the Fund’s investment in the MLP and lower income to the Fund. Many MLPs in which the Fund may invest operate facilities within the energy sector and are also subject to risks affecting the energy sector. The securities of REITs and mid- and small-capitalization companies involve greater

NOT FOR USE AND/OR DISTRIBUTION TO THE GENERAL PUBLIC.	Goldman Sachs Asset Management | 3

risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements (in the case of REITs, because of interest rate changes, economic conditions and other factors). REITs whose underlying properties are concentrated in a particular industry or region are also subject to risks affecting such industries and regions. The Fund may also invest in fixed income securities, which are subject to the risks associated with debt securities generally, including credit, liquidity and interest rate risk. Foreign securities and emerging country securities may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic and political developments. The Fund’s investments in other investment companies (including ETFs) subject it to additional expenses. The Fund is “non-diversified” and may invest more of its assets in fewer issuers than “diversified” funds. Accordingly, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and to greater losses resulting from these developments.

Mutual funds are sold by prospectus and summary prospectus, if available, only. Encourage your client to consider the investment objectives, risks, charges and expenses of the mutual fund carefully before investing. The summary prospectus, if available, and the prospectus contains this and other information about the fund. The summary prospectus, if available, and the prospectus must be read carefully before investing.

Opinions expressed are current opinions as of the date appearing in this material only.

Views and opinions expressed are for informational purposes only and do not constitute a recommendation by GSAM to buy, sell, or hold any security. Views and opinions are current as of the date of this presentation and may be subject to change, they should not be construed as investment advice.

Confidentiality

No part of this material may, without GSAM’s prior written consent, be (i) copied, photocopied or duplicated in any form, by any means, or (ii) distributed to any person that is not an employee, officer, director, or authorized agent of the recipient.

Goldman, Sachs & Co. is the distributor of the Goldman Sachs Funds.

© 2014 Goldman Sachs. All Rights Reserved.

Compliance Code: 133102.MF.IUO.OTU

Date of First Use: July 11, 2014

NOT FOR USE AND/OR DISTRIBUTION TO THE GENERAL PUBLIC.	Goldman Sachs Asset Management | 4